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                            COOPERS & LYBRAND L.L.P.
                            1100 CAMPANILE BUILDING
                             1155 PEACHTREE STREET
                               ATLANTA, GA  30309



                                                 May 12, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:     First Liberty Financial Corp.
        Registration on Form S-8

We are aware that our report dated May 12, 1995 on our review of interim financial information of First Liberty Financial Corp. and Subsidiaries for the three-month and six-month periods ended March 31, 1995, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in to the Company's Form S-8 (File No. 33-24733). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.



                                             Coopers & Lybrand L.L.P.









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